FOR IMMEDIATE RELEASE
Emergent BioSolutions Names Two Pharmaceutical Industry Veterans to Board of Directors
GAITHERSBURG, Md., Oct. 2, 2023 -- Emergent BioSolutions Inc. (NYSE: EBS) today announced the appointment of Neal Fowler and Don DeGolyer to its Board of Directors effective October 1, 2023, with initial terms expiring at Emergent’s 2024 annual meeting of stockholders. Both joined as independent directors and bring more than 70 years of combined biopharmaceutical industry and sales experience.
“Neal and Don bring unique and extensive expertise to Emergent as the company defines its future in this post-pandemic environment,” said Emergent Chairman Dr. Zsolt Harsanyi, Ph.D. “Maintaining our focus on our mission of protecting and enhancing life, these industry veterans add valuable insight and experience as Emergent continues to partner with governments to prepare for public health threats and save lives.”
Mr. Fowler will serve on the Audit and Finance Committee, and Mr. DeGolyer will serve on the Compensation Committee.
About Mr. Fowler:
Currently, Mr. Fowler is the Chief Executive Officer of Pathalys Pharma, Inc., a biomedicines company focused on chronic kidney disease. He previously served as CEO of Liquidia Corporation (Nasdaq: LQDA), transforming the company from an early-stage research platform into a publicly traded biomedicines company. While at Liquidia, Mr. Fowler also co-founded and served as CEO of Envisia Therapeutics (acquired), an ophthalmology company focused on therapeutics. Prior to Liquidia, Mr. Fowler worked for seven years with Johnson and Johnson, serving as President of Centocor, Inc., a global multi-billion dollar subsidiary focused on biomedicines, and President of Ortho-McNeil Neurologics, a company focused on neurological disorders. He started his career with Eli Lilly and Company, working for thirteen years in a variety of sales, marketing and business development roles in both the pharmaceutical and medical device divisions. Mr. Fowler is the current chair of NCBIO and a past chair of the UNC Eshelman School of Pharmacy Foundation.

Mr. Fowler earned his Bachelor of Science degree in Pharmacy and Master of Business Administration both from the University of North Carolina at Chapel Hill.
About Mr. DeGolyer:
With over 35 years of healthcare and corporate leadership experience, Mr. DeGolyer was most recently the Founder and Director of Vertice Pharma (a Warburg Pincus company), focused on specialty pharmaceuticals for U.S. institutional use, from 2015 until the company’s sale in 2022. Prior to Vertice, he was Chief Operating Officer of Endo International, a Nasdaq-listed specialty pharmaceutical company, from 2013-2015.

Between 2009 and 2013, he served on the Executive Committee of Sandoz AG (a Novartis company), one of the largest global generic companies, as CEO, Sandoz Inc., a $3.5bn generic pharmaceuticals and biosimilars company where he was responsible for leading over 3,000 associates in North America.
Mr. DeGolyer started his career with Pfizer, Johnson & Johnson and Novartis in commercial roles of increasing responsibility. He previously served on the Board of HLS Therapeutics (commercial stage CV/CNS company) and TYME Technologies (development stage cancer company), both publicly traded companies, where he was also Chairman of the Compensation Committees. He also serves on several non-profit boards including Make-a-Wish-NJ and The Strong Women Foundation.
Mr. DeGolyer received his Bachelor of Arts from the University of Rochester and earned a Master of Business Administration from Fairleigh Dickinson University.
About Emergent BioSolutions
At Emergent, our mission is to protect and enhance life. For 25 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on LinkedIn, Twitter, and Instagram.
Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “should,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause the company’s actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.
Emergent BioSolutions Contacts:
Media Contact:
Matt Hartwig
Director, Media Relations
240-760-0551
hartwigm@ebsi.com

Investor Contact:
Richard Lindahl
EVP and Chief Financial Officer
240-631-3360
lindahlr@ebsi.com

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